Exhibit 10.19

LOAN AGREEMENT

This Loan Agreement is made and entered into as of August 11, 2005 between Shunshiro Yoshimi. (hereinafter referred to as the “Lender”) residing at 25-7 Asumigaoka, 7 Chome, Midori-ku, Chiba-shi, Chiba, Japan, and Alphatec Pacific, Inc. (hereinafter referred to as the “Borrower”) with its head office located at 5F Ichibancho M Building, 2-10 Ichiban-Cho Chiyoda-Ku, Tokyo 102-0082, Japan.

WHEREAS, the Borrower wishes to borrow from the Lender the sum of ¥350,000,000 (three hundred fifty million Japanese yen) for the purpose of making payment for Borrower’s obligation under a certain “Business Transfer Agreement” entered into between K.K. Mac and the Borrower; and

WHEREAS, the terms of this Agreement were negotiated in the offices of HealthpointCapital, LLC, in New York, New York.

NOW, THEREFORE, it is agreed as follows:

1.             LOAN

The Lender agrees to make available to the Borrower a loan on August 11, 2005, in the amount of ¥350,000,000 (three hundred fifty million Japanese yen) (the “Loan”).

2.             REPAYMENT OF LOAN AND INTEREST

The Borrower shall repay to the Lender the Loan on each date and in the amount specified in the Annex attached hereto.

3.             DEFAULT

3.1           If the Borrower fails to pay any sum due from it hereunder at any time, in the manner specified herein, and that failure continues for 30 days following notice to the Borrower, with a copy to Alphatec Spine, Inc., the amount set forth in Section 3.3 shall become due and payable.

3.2           If any one or more of the following events occurs, the amount set forth in Section 3.3 shall become due and payable, without any notice by the Lender:

(a)           the Borrower enters into any voluntary or involuntary liquidation or dissolution;

(b)           the Borrower stops payment or is unable to, or admits inability to pay its debts as they fall due;

(c)           a receiver or liquidator or other similar officer shall be appointed over all or any substantial part of its assets;

(d)           the Borrower commences any proceedings under any relevant reorganization agreement, re-adjustment of debts, dissolution or liquidation law or regulation of Japan;

(e)           there occurs a “Change of Control of Seller” or a “Change of Control of API”, each as defined in the Stock Purchase Agreement dated as of August 11, 2005 between Lender and Alphatec Spine, Inc., a California corporation; or

(f)            the “Executive Services Agreement” entered into as of August 11, 2005 between the Lender and Alphatec Spine, Inc. is involuntarily terminated pursuant to and in accordance with Section 4.2 (Termination Without Cause) of such agreement.

3.3           If an amount becomes due and payable pursuant to Section 3.1 or Section 3.2 on a date (the “Acceleration Date”) that is:

(a)           within nine months from the date that the Borrower’s first payment is due under this Agreement as set forth on the Annex (the “First Payment Date”), the Borrower shall within five (5) business days after the Acceleration Date pay to the Lender ¥350,000,000 (three hundred fifty million Japanese yen) less all amounts previously paid by the Borrower to the Lender, plus the sum of ¥35,000,000 (thirty-five million Japanese yen); and

(b)           on or after nine months from the First Payment Date, the Borrower shall pay to the Lender within five (5) business days after the Acceleration Date ¥350,000,000 (three hundred fifty million Japanese yen) less all amounts previously paid by the Borrower to the Lender, plus the sum of ¥70,000,000 (seventy million Japanese yen).

3.4                      If the Borrower fails to pay on the due date any sum due under this Agreement, the Borrower shall pay default interest of 14% per annum on such sum from the due date to the actual date of payment.

4.             MISCELLANEOUS

4.1           This Agreement sets forth the entire agreement between the parties hereto with respect to the matters subject to this Agreement.  Any provision of this Agreement may be amended or modified in whole or in part at any time by an agreement in writing between the parties hereto.

4.2           In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, any other such Articles or any other such instrument.

4.3           No failure or delay on the part of any party hereto with respect to the exercise of any right, power, privilege, or remedy under this Agreement shall operate as a waiver thereof, nor shall any exercise or partial exercise of any such right, power, privilege, or remedy preclude any further exercise thereof or the exercise of any other right, power, privilege, or remedy.  No modification or waiver by either party hereto of any provision of this Agreement or consent to any departure by the other party therefrom shall be effective in any event unless in writing, and then only in the specific instance and for the purpose for which given.  Notwithstanding the foregoing, each party hereto shall have the right to waive compliance by the other party with any of the provisions hereof, or to modify such provisions to a less restrictive obligation of the other party, the details of which shall be determined by such party, with or without prior notice to the other party.

4.4           The rights, powers, privileges, and remedies hereunder are cumulative and not exclusive of any other right, power, privilege, or remedy the parties hereto would otherwise have.

4.5           This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

4.6           Notices.

(a)           All notices under this Agreement must be in writing and may be given by personal delivery, telex, telegram, private courier service or registered or certified mail.

(b)           A notice is deemed to have been given:

(i)            by personal delivery or private courier service, as of the day of delivery of the notice to the addressee; and

(ii)           by mail, as of the fifth (5th) day after the notice is mailed.

(c)           Notices must be sent to:

(i)            if to Borrower, to:

Alphatec Pacific, Inc.

5F Ichibancho M Building

2-10 Ichiban-Cho Chiyoda-Ku, Tokyo 102-0082

Japan

Telecopier: (81)-3-3511-5187

Attention:  Gen Yoshimi

with a copy to:

Alphatec Spine, Inc.

2051 Palomar Airport Road, Suite 100

Carlsbad, CA 92011

Telecopier: (760) 431-1573

Attention:  John H. Foster

and a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Chrysler Center
666 Third Avenue
New York, New York 10017
Attention:  Stephen C. Curley, Esq.

                (ii)           if to Lender, to:

Shunshiro Yoshimi

25-7 Asumigaoka, 7 Chome

Midori-ku

Chiba-shi

Chiba-ken

with a copy to:

Jacobson, Mermelstein & Squire, LLP
52 Vanderbilt Avenue
New York, New York 10017
Attention:  Walter C. Squire, Esq.

4.7           Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled exclusively by arbitration in accordance with the Rules of the American Arbitration Association (“AAA”), before a panel of three (3) arbitrators.  The arbitrators shall be chosen by mutual agreement of Lender and Borrower, or if they cannot agree, by the AAA.  The arbitrators shall be required to apply and shall be bound by applicable New York State and federal law in rendering their decision.  The determination of the arbitration shall be conclusive and binding, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.  The arbitration shall take place in New York City.  Each party shall bear its own costs incurred in connection with any such arbitration, and the fees and expenses of the arbitrators shall be shared equally by the Lender and Borrower.

4.8           This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns.  The parties may not assign any of their rights or delegate any of their duties under this Agreement.

IN WITNESS hereof, the Lender and the duly appointed representatives of the Borrower hereto have set their hands on the 11 day of August, 2005.

LENDER:

/s/ Shunshiro Yoshimi
Shunshiro Yoshimi

BORROWER:
ALPHATEC PACIFIC INC.

By:	/s/ John H. Foster
Name:	John H. Foster
Title:	Director

ANNEX

	Date	Amount
1.	December 1, 2005	JPY 23,333,333
2.	January 1, 2006	JPY 23,333,333
3.	February 1, 2006	JPY 23,333,333
4.	March 1, 2006	JPY 23,333,333
5.	April 1, 2006	JPY 23,333,333
6.	May 1, 2006	JPY 23,333,333
7.	June 1, 2006	JPY 23,333,333
8.	July 1, 2006	JPY 23,333,333
9.	August 1, 2006	JPY 23,333,333
10.	September 1, 2006	JPY 23,333,333
11.	October 1, 2006	JPY 23,333,333
12.	November 1, 2006	JPY 23,333,333
13.	December 1, 2006	JPY 23,333,333
14.	January 1, 2007	JPY 23,333,333
15.	February 1, 2007	JPY 23,333,333
16.	March 1, 2007	JPY 23,333,333
17.	April 1, 2007	JPY 23,333,333
18.	May 1, 2007	JPY 23,333,339